SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[X]     Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]     Definitive Proxy Statement

                       DIGITAL COURIER TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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[X] No fee required
[ ] Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11.

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[ ]     Fee paid previously by written preliminary materials.

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       Rule  0-11(a)(2) and identify the filing for which the offsetting fee was
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



                       DIGITAL COURIER TECHNOLOGIES, INC.
                         348 East 6400 South, Suite 200
                           Salt Lake City, Utah 84107




                              INFORMATION STATEMENT

                                 MARCH 25, 2003



                                  INTRODUCTION

         This Information Statement is furnished by the Board of Directors of Digital Courier Technologies, Inc., (the "Company") to the stockholders of record of the Company's common stock at the close of business on March ____, 2003 (the "Record Date"), and is being sent to you in connection with the action taken by the holders of at least a majority of the voting power of the Company. Those stockholders approved, by written consents dated March 10 and 13, 2003,
(i) a reverse split of the Company's issued and outstanding common stock (the "Reverse Split"), in which all of the shares of the Company's common stock which are issued and outstanding on the effective date of the Reverse Split (the "Old Shares") will automatically be converted into a number of new shares of common stock (the "New Shares") at the rate of 1 New Share for every 100 Old Shares and
(ii) a name change of the Company to TransAxis, Inc. (the "Name Change").

         This Information Statement is being mailed on or before the close of business on March 25, 2003, to every security holder entitled to vote or give an authorization or consent in regard to any matter to be acted upon. It is anticipated that the Reverse Split will become effective twenty (20) days after March 25, 2003, the date this Information Statement is first sent to the stockholders.


             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.











Salt Lake City, Utah
March 25, 2003

                   OUTSTANDING SECURITIES AND VOTING RIGHTS

         As of the Record Date, there were 75,000,000 shares of common stock of the Company issued and outstanding. All holders of shares of common stock as of the Record Date are entitled to receive this Information Statement. The common stock is the only security of the Company that was entitled to vote on the matter presented herein. The stockholders who consented in writing to these matters (the "Consenting Stockholders") held 39,007,249 shares of common stock, or approximately 52% of the Company's issued and outstanding common stock. The Consenting Stockholders include Nautilus Manatement, Ltd., Amathus Holdings, Ltd. and Stephen T. Cannon.

         The Company is incorporated under the laws of the State of Delaware. Under Delaware law, each holder of common stock is entitled to one vote in person or by proxy for each share of common stock in his or her own name on the books of the Company on any matter submitted to the vote of stockholders at any meeting of the stockholders. However, Delaware law also provides that any action that may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. Approval of the Reverse Split and the Name Change required the written consent of the holders of a majority of the Company's outstanding common stock. The Consenting Stockholders authorized and approved the Reverse Split and Name Change by signing consent resolutions dated as of March 10 and 13, 2003 in the form attached as Appendix A.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         To the Company's knowledge, the following sets forth information regarding ownership of the Company's outstanding securities as of the Record Date, by: (i) each person known by the Company to beneficially own over 5% of the outstanding shares of any class of stock, (ii) each director, (iii) each named executive officer and (iv) all directors and executive officers as a group. As of the Record Date, there were 75,000,000 shares of common stock outstanding and 360 shares of Series D Convertible Preferred Stock outstanding, although the Company received in December 2002 a notice that the holder of the Series D preferred stock had attempted to convert 36 shares of Series D preferred stock into 1,200,000 shares of common stock. The stockholders listed have sole voting and investment power, except as otherwise noted.



         Title                Names and Addresses of            Amount of                 Percentage
        of Class              Principal Stockholders          Common Shares*              of Class*
        --------              ----------------------          -------------               ---------

   Series D           Preferred Brown Simpson Partners          360                        100%
                      I, Ltd. c/o Walkers Attorneys-at-
                      Law, P.O. Box 265GT, Walker House
                      Mary Street, George Town
                      Grand Cayman, Cayman Islands
         Common       Brown Simpson Partners I, Ltd.            7,492,500  (1)              9.9%
                      c/o Walkers Attorneys-at-Law
                      P.O. Box 265GT, Walker House
                      Mary Street, George Town
                      Grand Cayman, Cayman Islands
         Common       Nautilus Management                      37,338,249  (2)             49.8%
                      Don Marshall
                      #3 Upper Spooners,
                      Basseterre,  St. Christopher & Nevis


  Officers and Directors
         Common         Craig Darling                             503,450  (3), (4)          **
                        348 East 6400 South, Suite 220
                        Salt Lake City, Utah  84107


         Common         Don Marshall                           37,338,249      (2)         49.8%
                        Nautilus Management
                        #3 Upper Spooners,
                        Basseterre,  St. Christopher & Nevis

         Common         Lee Britton                               500,000  (3), (5)          **
                        348 East 6400 South, Suite 220
                        Salt Lake City, Utah  84107

         Common         Lynn J. Langford                           31,200  (3), (6)          **
                        348 East 6400 South, Suite 220
                        Salt Lake City, Utah  84107

         Common         All Directors and Executive Officers   38,372,899  (3),(7)         50.5%
                        As a Group
                        (4 persons)


* In the case of each security holder listed, assumes exercise of all options and warrants held by such security holder which can be exercised within 60 days from September 30, 2002.

**   Less than 1%.

(1) Assumes conversion of a portion of 12,000,000 shares issuable upon conversion of Series D Convertible Preferred Stock ("Series D"), provided that the Series D is not convertible if as a result of such conversion, the aggregate number of shares of common stock beneficially owned by the holder and its affiliates would exceed 9.99% of the outstanding shares of the Company's common stock following such exercise. The Series D is presently convertible by its terms, although the Company does not presently have available a sufficient number of authorized but unissued shares of common stock to allow for such conversion. In December 2002, the holder of the Series D attempted to conmvert 36 shares of Series D into 1,200,000 shares of common stock.

(2) All shares beneficially owned by Don Marshall, the controlling person of Nautilus Management, Ltd. Also includes 1,800,000 shares as to which Don Marshall exercises voting control pursuant to a revocable proxy. Excludes 48,421,000 shares issuable upon conversion of $290,526 of convertible debt, plus interest accrued thereon, assuming a hypothetical conversion at an assumed conversion price of $0.006 per share but which cannot be converted because the Company does not presently have available a sufficient number of authorized but unissued shares of common stock to allow for such conversion.

(3) Includes shares underlying options that cannot be issued upon exercise of options until number of authorized shares of common stock of the Company are increased, of which there can be no assurance.

(4) Includes 500,000 shares of common stock that Mr. Darling may acquire on exercise of options.

(5) Includes 500,000 shares of common stock that Mr. Britton may acquire on exercise of options.

(6) Includes 31,200 shares of common stock that Mr. Langford may acquire on exercise of options.

(7) Includes 1,031,200 shares of common stock that directors and executive officers may acquire on exercise of options.


                                THE REVERSE SPLIT

General

        As of March 10, 2003, the Company has issued a total of 75,000,000 shares of its common stock. The Company's Amended and Restated Certificate of Incorporation, as amended to date, authorizes the Company to issue up to 75,000,000 shares of common stock. The Company therefore has issued all of the common stock that is authorized, and can issue no more common stock unless either the Company's authorized capital is increased to facilitate the issuance of more common stock, or, alternatively, the number of issued and outstanding common shares are combined into a smaller number of shares, thereby reducing the number of issued and outstanding shares, or both procedures are employed.

       The Company's inability to issue additional shares of its common stock poses several challenges for the Company, including at least the following:

         o The Company has essentially oversubscribed its limited authorized common stock by entering into arrangements with employees, preferred stock holders, holders of convertible debt obligations, and holders of other securities and instruments convertible into or exercisable for common stock. At present, and although such parties have contract rights to cause the Company to issue common stock to them upon the exercise or conversion of their various rights and agreements, the Company cannot honor those commitments because it does not have sufficient authorized capital. To date, and because of its lack of authorized common stock, the Company has failed to honor two attempted conversions, including (i) an attempted conversion by Don Marshall of a convertible debt obligation, and
             (ii) an attempted conversion of 36 shares of the Company's Series D Convertible Preferred Stock into 1,200,000 shares of common stock. Other than these two incidences, the Company has not refused to honor any conversion or exercise of any convertible instrument for common stock. In February 2003, Brown Simpson Partners I, Ltd., the holder of all of the Company's Series D Convertible Preferred Stock filed a lawsuit in federal court in Delaware seeking money damages in part, because of the Company's failure to honor a conversion notice by that holder. The complaint in that matter seeks, among other things, liquidated damages in an amount equal to $5,000 per day for each day the conversion notice is not honored, which amounts to in excess of $250,000 as of the date of this Information Statement. If the market price of the Company's common stock were to increase, the Company believes that other holders of convertible instruments would likely demand conversion, which could lead to further exposure to liability on the part of the Company if it is unable to honor such conversions or exercises absent an increase in authorized capital or a decrease in the number of issued and outstanding common shares.

         o The Company's ability to raise outside capital through sales of its equity securities or securities convertible into or exercisable for common stock is limited. While there can be no assurance that, if the Company had sufficient authorized capital, it would be able to successfully complete public or private capital raising transactions, at present, the Company cannot even enter into negotiations for such financing. Additionally, the Company's ability to implement any acquisition strategy that would require the issuance of securities to finance such acquisitions is effectively precluded by the current situation.

         In addition, as of March 13, 2003, the Company's aggregate market capitalization was approximately $ 225,000. As of that date, 75,000,000 shares of the Company's common stock were outstanding, and the market price per share was only $0.003. The Board of Directors believes that a reduction in the number of common shares outstanding would have the dual benefit of helping to resolve the challenges facing the Company because of a lack of authorized and unissued common stock, and would increase the per share price of the Company's common stock, which may assist the Company in connection with its capital raising efforts.

         To effect the Reverse Split, the Company will file an amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (as described below) or take other appropriate action which will effect the Reverse Split. The Reverse Split, if implemented, would not change the number of authorized shares of common stock or preferred stock or the par value of the Company's common stock or preferred stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately prior to the Reverse Split as such stockholder did immediately prior to the Reverse Split.

Purpose

         The Board of Directors believes that a reduction in the number of shares of the Company's common stock outstanding as effected by the Reverse Split, and the attendant increase in authorized but unissued common stock and proportional increase in the per share price of the Company's common stock is in the best interests of the Company's stockholders. The Reverse Split will allow the Company to take steps to allow for future sales of equity securities or acquisition transactions, and to enable the Company to honor future conversions or exercises of presently outstanding instruments. Additionally, the Board of Directors believes that a higher per share stock price may help generate investor interest in the Company and help the Company attract and retain employees, customers and other service providers. Nevertheless, there can be no assurance that the market price of the Company's common stock will trade at a significantly higher price, or that any higher price will be maintained.

Certain Risks Associated With the Reverse Split

There can be no assurance that the total market capitalization of the Company's common stock after the Reverse Split will be equal to or greater than the total market capitalization before the Reverse Split or that the per share market price of the Company 's common stock following the Reverse Split will either exceed or remain higher than the current per share market price.
--------------------------------------------------------------------------------
         There can be no assurance that the market price per New Share after the Reverse Split will rise or remain constant in proportion to the reduction in the number of Old Shares outstanding before the Reverse Split. For example, based on the market price of the Company's common stock on March 13, 2003 of $0.003 per share, there can be no assurance that the post-split market price of the Company's common stock would be $0.30 per share or greater.

         Accordingly, the total market capitalization of the Company's common stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split and, in the future, the market price of the Company's common stock following the Reverse Split may not exceed or remain higher than the market price prior to the Reverse Split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

There can be no assurance that the Reverse Split will result in a per share price that will attract or enhance investor interest.
--------------------------------------------------------------------------------
         While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract new investors or provide additional interest to existing investors and brokers.

There can be no assurance that the Reverse Split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers.
--------------------------------------------------------------------------------
         While the Board of Directors believes that a higher stock price may help the Company attract and retain employees, clients and other service providers who are less likely to work for a company with a very low stock price, there can be no assurance that the Reverse Split will result in a per share price that will increase the Company's ability to attract and retain employees, clients and other service providers.

A decline in the market price for the Company's common stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Company's common stock could be adversely affected following a Reverse Split.
--------------------------------------------------------------------------------
         The market price of the Company's common stock will also be based on the Company's results of operations and financial condition and other factors, most of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of the Company's common stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would have occurred had the Reverse Split not been effected. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the Company's common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

Holders of the Company's common stock are subject to the risk of additional and substantial dilution.
--------------------------------------------------------------------------------
         The following table sets forth the approximate number of shares that will be authorized for issuance, issued and outstanding, authorized and reserved for issuance, and authorized but unissued as a result of the Reverse Split.


------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                           Shares Authorized      Shares Issued and     Shares Reserved or      Shares Authorized
                             for Issuance            Outstanding           Committed for        but Unissued and
                                                                             Issuance              Unreserved
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Before Reverse Stock            75,000,000              75,000,000        70,834,972 (1)                      0
Split
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
After 1 for 100                 75,000,000                 750,000               708,350             73,541,650
Reverse Split
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

         (1) Includes (i) 5,923,972 shares issuable upon exercise of outstanding stock options as of the Record Date, (ii) 2,490,000 shares issuable upon exercise of outstanding warrants as of the Record Date, (iii) 12,000,000 shares issuable upon conversion of outstanding convertible preferred stock, (iv) 2,000,000 shares issuable upon exercise of stock options that have been agreed to but are not issued as of the date of the Record Date pending the availability of additional authorized capital, and (v) 48,421,000 shares that would be required were a stockholder to convert a $290,526 payable into common stock, assuming a hypothetical conversion at $0.006 per share.

         The Reverse Split will not reduce the number of shares authorized for issuance. As such, issuance by the Company of additional shares which remain authorized for issuance will have a dilutive effect on the ownership of current stockholders.

Our issuances of shares following the Reverse Split likely will result in overall dilution to market value and relative voting power of previously issued common stock, which could result in substantial dilution to the value of shares held by stockholders prior to the Reverse Split.

         The issuance by the Company of common stock following the Reverse Split in any capital raising transactions may result in substantial dilution to the equity interests of holders of the Company's common stock. Specifically, the issuance of a significant amount of additional common stock will result in a decrease of the relative voting control of our common stock issued and outstanding prior to the issuance of common stock following the Reverse Split. Additionally, existing stockholders likely will experience increased dilution with decreases in market value of common stock in relation to our issuances of shares following the Reverse Split, which could have a material adverse impact on the value of their shares.

Principal Effects of the Reverse Split

         Corporate Matters. The Reverse Split will have the following effects:

         o one hundred (100) Old Shares owned by a stockholder will be exchanged for one (1) New Share;

         o the number of shares of the Company's common stock issued and outstanding will be reduced proportionately;

         o proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Company's common stock, and all outstanding shares of convertible preferred stock, which will result in approximately the same aggregate price being required to be paid upon exercise of such options or warrants or conversion of such convertible preferred stock as immediately preceding the Reverse Split; and

         o the number of shares reserved for issuance under the Company's existing stock option plans and employee stock purchase plans will be reduced proportionately.

       The Reverse Split will be effected simultaneously for all of the Company's common stock and the ratio will be the same for all of the Company's common stock. The Reverse Split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the Reverse Split results in any of the Company's stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than one hundred shares.

         Fractional Shares. No scrip or fractional certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Reverse Split ratio will be entitled, upon surrender of certificates representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company's common stock on the day immediately prior to the effective time of the Reverse Split, as reported on the over the counter market. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

       Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

       The Reverse Split will result in some stockholders owning "odd lots" of less than 100 shares of the Company's common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

         Authorized Shares. Upon the effectiveness of the Reverse Split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Company's common stock issued and outstanding. As of the Record Date the Company had 75,000,000 shares of common stock authorized and 75,000,000 shares of common stock issued and outstanding. As a result of the Reverse Split, authorized but unissued shares will be available for issuance, and the Company may issue such shares in financings or otherwise. If the Company issues additional shares, the ownership interest of holders of the Company's common stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of the Company's common stock.

         Accounting Matters. The Reverse Split will not affect the par value of the Company's common stock. As a result, as of the effective time of the Reverse Split, the stated capital on the Company's balance sheet attributable to the Company's common stock will be reduced proportionately based on the Reverse Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company's common stock will be restated because there will be fewer shares of the Company's common stock outstanding.

         Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another entity), the Reverse Split is not part of a plan of additional stock issuances, except to the extent that any presently outstanding options, warrants, preferred stock and convertible debt instruments may be exercised or converted as a result of the increase in authorized but unissued common stock. Nevertheless, management could use the additional shares that will be available following the Reverse Split to resist or frustrate a third-party transaction.

             Procedure for Effecting Reverse Split and Exchange of Stock Certificates. The Company will file an amendment to its Amended and Restated Certificate of Incorporation (the "Amended Certificate") with the Secretary of State of Delaware to amend its existing Amended and Restated Certificate of Incorporation or take other appropriate action to effect the Reverse Split. The Reverse Split will become effective at the time specified in the Amended Certificate or at the effective time of any other action taken, which is referred to below as the "effective time." Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. The text of the Amended Certificate to effect the Reverse Split, will be in substantially the form attached hereto as Appendix B; provided, however, that the text of the form of Amended Certificate attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of Delaware and as the Board of Directors deems necessary and advisable to effect the Reverse Split, including the insertion of the effective date and time.

         As soon as practicable after the effective time, stockholders will be notified that the Reverse Split has been effected. The Company expects that its transfer agent, Computershare Trust Company, Lakewood, Colorado, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

No Appraisal or Dissenters' Rights

         Under the Delaware General Corporation Law, the Company's stockholders are not entitled to appraisal or dissenters' rights with respect to the Reverse Split, and the Company will not independently provide stockholders with any such right.


Vote Required

         Approval of the Reverse Split required the written consent of the holders of at least a majority of the outstanding shares of common stock entitled to vote on the proposal. Stockholders owning at least a majority of the outstanding shares of common stock approved the Reverse Split by written consents dated March 10 and 13, 2003.

                                 THE NAME CHANGE

General

         The Board of Directors of the Company unanimously passed a resolution approving an amendment to the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to TransAxis, Inc and this was approved by a majority of the stockholders through written consents. The form of the amendment is attached to this Information Statement as Appendix C. The purpose of changing the name is to assist the Company in its marketing efforts and improving customer relationships. The name change will take effect only if the stockholders approve this proposal.

Vote Required

            Approval of the Name Change required the written consent of the holders of at least a majority of the outstanding shares of common stock entitled to vote on the proposal. Stockholders owning at least a majority of the outstanding shares of common stock approved the Name Change by written consents dated March 10 and 13, 2003.

                                  OTHER ACTION

         No further business will be transacted by written consent to corporate action in lieu of a meeting of stockholders regarding matters to which this Information Statement pertains.

                         COSTS OF INFORMATION STATEMENT

         This Information Statement has been prepared by the Company and its Board of Directors. The Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing, assembling, printing and mailing the Information Statement. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that this is advisable.



                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Lynn J. Langford
                              -----------------------------------------
                                  Lynn J. Langford
                                  Chief Financial Officer and Secretary

Dated:  March 25, 2003

                                   APPENDIX A

      WRITTEN CONSENT OF STOCKHOLDERS OF DIGITAL COURIER TECHNOLOGIES, INC.
                               IN LIEU OF MEETING

         The undersigned stockholders of Digital Courier Technologies, Inc. (the "Company") do hereby take the following actions and adopt the following resolutions in accordance with Sections 228 and 242 of the Delaware General Corporate Law.

         WHEREAS, the directors of the Company have authorized and approved amendments to the Articles of Incorporation of the Company (the "Amendments") to
(i) effect a reverse stock split (the "Reverse Split") of the issued and outstanding shares of Common Stock of the Company, par value $.0001 per share and (ii) to change the name of the Company to TransAxis, Inc. (the "Name Change");

         WHEREAS, upon effectiveness of the Reverse Split, each shareholder of the Company shall receive one new share of Common Stock, par value $.0001 per share, for every one hundred issued and outstanding shares of Common Stock currently held of record or beneficially by the shareholder; and

         WHEREAS, upon effectiveness of the Reverse Split, no fractional shares of Common Stock shall be issued in connection with the Reverse Split and each holder of a fractional share will receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the per share closing sales price of the Common Stock on the day immediately prior to the effective date of the Reverse Split as reported on the over the counter market (or if such price is not available, then such other price as determined by the Board of Directors).

         WHEREAS, upon the effectiveness of the Name Change the name of the Company shall be TransAxis, Inc.

         NOW  THEREFORE,   BE  IT  RESOLVED,  that  the  Company's  Articles  of
Incorporation be amended and restated to authorize and provide for the Reverse Split and Name Change as more fully set forth herein.

         FURTHER RESOLVED, the Amendments attached hereto as Exhibit A and Exhibit B are hereby adopted and approved. Pursuant to the Amendments, Article I of the Company's Articles of Incorporation will be amended to effect the Name Change and Article IV of the Company's Articles of Incorporation will be amended to effect the Reverse Split.

            FURTHER RESOLVED, that the stockholders of the Company hereby ratify and approve the actions of the Board of Directors of the Company in connection with the Reverse Split, Name Change and the Amendments.

            FURTHER RESOLVED, that the executive officers of the Company, or any of them, be, and they hereby are, authorized and directed to take any such action as may be deemed necessary and advisable in order to carry out the purpose and intent of the foregoing resolutions.

            IN WITNESS WHEREOF, the undersigned stockholders have signed this Consent as of the __th day of March 2003.

            The undersigned understands and agrees that the foregoing consent resolutions shall not become effective until 20 days after the Company mails to all stockholders of the Company an Information Statement pursuant to the rules and regulations of the Securities and Exchange Commission.

                                            [No   signatures   required.    This
                                            document   previously   executed  by
                                            shareholders  holding  in  excess of
                                            50% of all  voting  shares of Common
                                            Stock     of     Digital     Courier
                                            Technologies, Inc.]

                                   APPENDIX B

The text of the amendment to the Company's Amended and Restated Certificate of Incorporation relating to the Reverse Split is as follows:


                                   "ARTICLE IV

                                 CAPITALIZATION


         A. The total number of shares of stock of all classes which the Company shall have authority to issue is Seventy Seven Million Five Hundred Thousand (77,500,000), of which Seventy Five Million (75,000,000) shares shall have the par value of One Hundredth of One Cent ($.0001) each and shall be shares of common stock (the "Common Stock") and Two Million Five Hundred Thousand (2,500,000) shares shall have the par value of One Hundredth of One Cent ($.0001) each and shall be shares of preferred stock.

         B. Effective 12:01 am on ________, 2003 (the "Effective Time") each one (1) share of the Common Stock of the Company issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall automatically be combined, without any action on the part of the holder thereof, into one-one hundredth (1/100) of one
             (1) share of fully paid and nonassessable Common Stock of the Company ("New Common Stock"), subject to the treatment of fractional shares interests described below.

         C. Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder's certificate(s) representing Old Common Stock (whether one or more, "Old Certificates") for cancellation pursuant to procedures adopted by the Company, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, "New Certificates") into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates and, where applicable, cash in lieu of fractional shares, as provided below.

         D. No fractional shares of Common Stock of the Company shall be issued. No stockholder of the Company shall transfer any fractional shares of Common Stock of the Company. The Company shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Company. A holder of Old Certificates at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the per share closing sales price of the Common Stock on the day immediately prior to the Effective Time, as reported on the over the counter market (or if such price is not available, then such other price as determined by the Board of Directors)."

                                   APPENDIX C

The text of the amendment to the Company's Amended and Restated Certificate of Incorporation relating to the Name Change is as follows:


                                   "ARTICLE I

                                      NAME


The name of the corporation is TransAxis, Inc."






















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